As submitted to the Securities and Exchange Commission on September 25, 2017

Registration No. 333-220402

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1

FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

1389

(Primary Standard Industrial Classification Code Number)

20-8203420

(I.R.S. Employer Identification Number)

2930 W. Sam Houston Pkwy N., Suite 275

Houston, Texas 77043

(281) 531-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon Christopher Boswell
2930 W. Sam Houston Pkwy N., Suite 275

Houston, Texas 77043

(281) 531-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Andrew W. Smetana

W. Matthew Strock

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, TX 77002

(713) 758-2222

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.001	19,580,420	$1.325	$25,944,056.50	$3,006.92	(3)

(1)	Consists of 19,580,420 shares of common stock that the registrant initially issued to the selling stockholders listed herein in a private placement.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, with respect to the shares of common stock to be sold by the selling stockholders named in this prospectus, based on the average of the high and low prices of our common stock as reported on the NASDAQ Capital Market on August 31, 2017.

(3)	The registrant has previously paid the registration fee with the initial filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Eco-Stim Energy Solutions, Inc. is filing this pre-effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-220402), originally filed with the United States Securities and Exchange Commission (“SEC”) on September 8, 2017 (the “Original Registration Statement”), solely to amend Part II – Item 14 titled “Other Expenses of Issuance and Distribution.”

Accordingly, this Amendment consists only of the facing page, this explanatory note and Item 14 of Part II. The rest of the Registration Statement remains unchanged and has been omitted.

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemized statement of the amounts of all expenses (excluding underwriting discounts and commissions) payable by us in connection with the registration of the common stock offered hereby.

Securities and Exchange Commission registration fee	$3,007	*
Transfer Agent Fees	3,000
Accounting fees and expenses	7,500
Legal fees and expense	20,000
FINRA filing fees	4,392
Total	$37,899

* Previously paid.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 25, 2017.

ECO-STIM ENERGY SOLUTIONS, INC.

By:	/s/ Jon Christopher Boswell
Jon Christopher Boswell
President and Chief Executive Officer

By:	/s/ Alexander Nickolatos
Alexander Nickolatos
Principal Financial Officer, Principal Accounting Officer and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jon Christopher Boswell	Director, President and Chief Executive Officer	September 25, 2017
Jon Christopher Boswell

Principal Financial Officer, Principal
/s/ Alexander Nickolatos	Accounting Officer and Assistant Secretary	September 25, 2017
Alexander Nickolatos

*	Director	September 25, 2017
Bjarte Bruheim

*	Director	September 25, 2017
Andrew Colvin

*	Director	September 25, 2017
Christopher Krummel

*	Director	September 25, 2017
David Proman

*	Director	September 25, 2017
Timothy Reynolds

*	Director and Chairman of the Board	September 25, 2017
Andrew Teno

*	By:	/s/ Alexander Nickolatos
Alexander Nickolatos
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on November 26, 2013)

3.2	Second Amended and Restated Bylaws of Eco-Stim Energy Solutions, Inc., effective as of March 2, 2017 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on March 9, 2017)

3.3	First Amendment to Second Amended and Restated Bylaws of Eco-Stim Energy Solutions, Inc., effective as of July 6, 2017 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on July 7, 2017)

3.4	Second Amendment to Second Amended and Restated Bylaws of Eco-Stim Energy Solutions, Inc., effective as of August 2, 2017 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on August 3, 2017)

3.5	Third Amendment to Second Amended and Restated Bylaws of Eco-Stim Energy Solutions, Inc., effective as of August 25, 2017 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on August 25, 2017)

4.1	Amended and Restated Stockholder Rights Agreement entered into as of March 3, 2017, by and among Eco-Stim Energy Solutions, Inc. and the parties named therein (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on March 3, 2017)

4.2	First Amendment to Amended and Restated Stockholder Rights Agreement entered into as of June 6, 2017, by and among Eco-Stim Energy Solutions, Inc. and the parties named therein (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on July 7, 2017)

4.3	Second Amendment to Amended and Restated Stockholder Rights Agreement entered into as of August 25, 2017, by and among Eco-Stim Energy Solutions, Inc. and the parties named therein (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on August 25, 2017

4.4	Amended and Restated Registration Rights Agreement, dated July 6, 2017, by and among Eco-Stim Energy Solutions, Inc. and the parties named therein (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on July 7, 2017)

4.5	First Amendment to Amended and Restated Registration Rights Agreement, dated as of August 2, 2017, by and among Eco-Stim Energy Solutions, Inc. and the parties named therein (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on August 3, 2017).

4.6	Registration Rights Agreement entered into as of August 2, 2017 and effective as of August 8, 2017, by and among Eco-Stim Energy Solutions, Inc. and the parties named therein (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on August 3, 2017).

5.1	Opinion of Woodburn and Wedge as to the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to our Registration Statement on Form S-3 filed on September 8, 2017).

23.1	Consent of Independent Registered Public Accounting Firm (Whitley Penn LLP) (incorporated by reference to Exhibit 23.1 to our Registration Statement on Form S-3 filed on September 8, 2017).

23.2	Consent of Woodburn and Wedge (contained in Exhibit 5.1).

24.1	Powers of Attorney (contained on signature pages).